Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.4

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of May 19, 2008 (the “Effective Date”) by and between NOVADEL PHARMA, INC. (“NovaDel”), having an address at 25 Minneakoning Road, Flemington, NJ 08822, and BIOALLIANCE PHARMA SA, a French société anonyme (“BioAlliance”), having an address of 49, boulevard du Général Martial Valin, 1st Floor 75015 Paris, France.

RECITALS

WHEREAS, NovaDel develops pharmaceutical products with a focus on developing oral spray formulations of a broad range of marketed treatments for serious diseases, and NovaDel has developed expertise and acquired proprietary rights related to Licensed Product (as defined below);

WHEREAS, BioAlliance has expertise in licensing, developing, marketing and distributing certain pharmaceutical products, and wishes to develop and market the Licensed Product as further described herein; and

WHEREAS, NovaDel desires to grant a license to BioAlliance, and BioAlliance desires to accept a license, with regard to Licensed Product in the Territory on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings, unless otherwise specifically provided herein:

1.1	“AAA” shall have the meaning set forth in Section 12.3.

1.2       “Affiliate” shall mean, with respect to any Entity, any other Entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Entity. For purposes of this Section 1.2 only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of an Entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of an Entity.

1.3	“Agreement” shall have the meaning set forth in the introductory paragraph.
1.4	“Applicable Royalty Rate” shall have the meaning as set forth in Section 5.3(a).
1.5	“BioAlliance” shall have the meaning set forth in the introductory paragraph.
1.6	“BioAlliance Indemnitee” shall have the meaning set forth in Section 11.1.

1.7       “Calendar Quarter” shall mean each respective period of three (3) consecutive months ending on March 31, June 30, September 30 and December 31.

1.8       “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.9	“CMC” shall have the meaning set forth in Section 4.2(d)(i).
1.10	“Commercialization Plan” shall have the meaning provided in Section 4.4.

1.11     “Commercially Reasonable Efforts” shall mean, with respect to the development or commercialization of Licensed Product, efforts and resources commonly used in the research-based pharmaceutical industry for a product of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Licensed Product without regard to the particular circumstances of a party, including any other product opportunities of such party.

1.12     “CTD” shall have the meaning set forth in the International Conference on Harmonization of the Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) Guideline M4, Organization of the Common Technical Document, as revised on January 13, 2004, as such may be amended or updated from time to time.

1.13     “Competing Lingual Product” shall mean, with respect to a Licensed Product in a country of the Territory, a lingual spray, metered delivery pharmaceutical product containing ondansetron as the sole active ingredient that is sold by a Third Party that is not a licensee or sublicensee of BioAlliance or its Affiliates (or any of their licensees or sublicensees) under a Regulatory Approval granted to such Third Party in such country.

1.14     “Competing Product” shall mean any pharmaceutical product for oral spray administration that may be used as an anti-emetic drug.

1.15	“Confidential Information” shall have the meaning provided in Section 9.1.

1.16     “Control” shall mean, with respect to any Information, Patent or other intellectual property right, possession by a party of the ability, whether directly or indirectly, and

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whether by ownership, license or otherwise (but without taking into account any rights granted by one party to the other party under the terms of this Agreement), to assign, or grant a license or a sublicense to such Information, Patent, or other intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.

1.17     “Cost of Goods” means the cost of Licensed Product shipped in final therapeutic form. As used herein, the cost of Licensed Product means (a) in the case of products and services acquired from Third Parties, payments made to such Third Parties, and (b) in the case of manufacturing services performed by a party or its Affiliates, including manufacturing services in support of Third Party manufacturing, the actual unit costs of manufacture in bulk form or final manufacturing, as the case may be, plus the variances and other costs specifically provided for herein. Actual unit costs shall consist of direct material and direct labor costs plus manufacturing overhead directly attributable to Licensed Product at standard, all calculated in accordance with reasonable accounting methods, consistently applied, of a party or its Affiliates. Direct material costs shall include the costs incurred in purchasing materials, including sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components. Direct labor shall include the cost of employees engaged in direct manufacturing activities and direct or indirect quality control and quality assurance activities who are directly employed in Licensed Product manufacturing and packaging. Overhead attributable to Licensed Product shall include a reasonable allocation of indirect labor (not previously included in direct labor), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs. Such allocations shall be in accordance reasonable accounting methods, consistently applied, of the party performing the work.

1.18	“Development Plan” shall have the meaning set forth in Section 4.1(b).
1.19	“Diligence Obligation” shall have the meaning set forth in Section 4.6.
1.20	“Effective Date” shall have the meaning set forth in the introductory paragraph.

1.21     “EMEA” shall mean the European Medicines Agency, or any successor agency or agencies thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the Territory.

1.22     “Entity” shall mean any individual, sole proprietorship, corporation, limited liability company, association, joint venture, partnership, limited partnership, limited liability partnership, trust, university, business, government or political subdivision thereof, including an agency, or any other organization that possesses independent legal standing.

1.23	“Executives” shall have the meaning provided in Section 12.2.

1.24     “Exploit” shall mean the making, having made, importation, use, sale, offering for sale of a product or process, including, without limitation, the research, development, registration, modification, improvement, manufacture, storage, optimization, import, export, transport, distribution, promotion, marketing, sale or other disposition of a product. The term “Exploitation” shall have a corresponding meaning.

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1.25     “FDA” shall mean the United States Food and Drug Administration, or any successor agency or agencies thereto, responsible for the evaluation and approval of pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States.

1.26     “First Commercial Sale” shall mean, with respect to Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after the governing health regulatory authority of such country has granted Regulatory Approval.

1.27	“Global Product Committee” shall have the meaning set forth in Section 2.7.

1.28     “Improvement” shall mean any modification, variation or revision to an apparatus, method, formulation, process, product or technology, or any discovery, technology, process, method or formulation related to an apparatus, method, process, product or technology, whether or not patented or patentable, including any enhancement in the manufacture or steps or processes thereof, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of an apparatus, method, process, product or technology, any discovery or development of any new or expanded indications for an apparatus, method, process, product or technology, or any discovery or development that improves the stability, safety or efficacy of an apparatus, method, product or technology.

1.29     “Indemnification Claim Notice” shall have the meaning set forth in Section 11.3(a).

1.30	“Indemnified Party” shall have the meaning set forth in Section 11.3(a).

1.31     “Information” shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, algorithms, apparatuses, compositions of matter, cells, cell lines, assays, animal models, physical, biological or chemical material, specifications, data, results and other material, including pre-clinical and clinical trial results, manufacturing procedures and test procedures and techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements to any of the foregoing, and other discoveries, developments, inventions, and other intellectual property (whether or not confidential, proprietary, patented or patentable).

1.32     “Licensed Product” shall mean any dosage of pharmaceutical composition or preparation that contains, as the sole active ingredient, ondansetron, delivered by means of the NovaDel Process for any human uses.

1.33	“Losses” shall have the meaning set forth in Section 11.1.

1.34     “MAA” shall mean a Marketing Authorization Application, and any and all supplements, requesting permission to place a drug on the market and filed with the EMEA or any regulatory agency either (i) under the centralized or decentralized European system, in each case for Licensed Product, (ii) under the Mutual Recognition system, in each case for Licensed

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Product or (iii) with any other national government regulatory approval agency that does not use the Mutual Recognition system relating to the Licensed Product.

1.35     “Major Market Country” shall mean France, Germany, Spain, Italy or the United Kingdom, alone or in combination.

1.36     “Net Sales” shall mean the gross amounts invoiced by BioAlliance or its Affiliates or Sublicensees for sales of Licensed Product in the Territory, less the following deductions to the extent included in the gross invoiced sales price for Licensed Product or otherwise directly paid, allowed, accrued, or incurred by BioAlliance or its Affiliates or Sublicensees with respect to the sale of such Licensed Product (if not previously deducted from the amount invoiced): (i) *** actually given; (ii) *** upon *** (except where any such *** ); (iii) *** on *** of such Licensed Product; (iv) *** pursuant to *** ; (v) *** ; (vi) *** (if actually borne by BioAlliance or its Affiliates without reimbursement from any Third Party); and (vii) *** (other than *** ) directly related to *** .

For purposes of determining Net Sales, the Licensed Product shall be *** and *** , *** . For purposes of calculating Net Sales, *** shall be excluded from the computation of Net Sales, but *** shall be included in the computation of Net Sales.

1.37	“NovaDel” shall have the meaning set forth in the introductory paragraph.

1.38     “NovaDel Development Expenses” shall have the meaning set forth in Section 5.4(a).

1.39	“NovaDel Indemnitee” shall have the meaning set forth in Section 11.2.

1.40     “NovaDel Know-How” shall mean all Information Controlled by NovaDel or an Affiliate of NovaDel as of the Effective Date or, from time to time, during the Term that is necessary to Exploit the Licensed Product in the Territory or to use the NovaDel Process to Exploit Licensed Product in the Territory, but excluding any Information to the extent claimed by any NovaDel Patents.

1.41     “NovaDel Patents” shall mean the Patents that NovaDel or any of its Affiliates Controls on the Effective Date or during the Term that are necessary to Exploit Licensed Product in the Territory or to use the NovaDel Process to Exploit Licensed Product in the Territory. The NovaDel Patents as of the Effective Date are set forth on Schedule 1.41.

1.42     “NovaDel Process” shall mean NovaDel’s proprietary lingual spray technology for the delivery of pharmaceutical compounds through the mucosal membrane of the mouth in humans using an aerosol or pump spray device and any Improvements thereto that are or come under the Control of NovaDel or any of its Affiliates during the Term.

1.43     “NovaDel Technology” shall mean the NovaDel Patents and NovaDel Know-How.

1.44	“Patent Challenge” shall have the meaning set forth in Section 10.2(c).

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1.45     “Patents” shall mean all issued patents and pending unpublished and published patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions, term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, and all counterparts of any of the foregoing.

1.46     “Regulatory Approval” shall mean any approvals, including pricing and reimbursement approvals, where applicable, of a Regulatory Authority that are necessary for the manufacture, use, storage, import, transport, marketing, distribution and/or sale of a pharmaceutical product in any applicable jurisdiction.

1.47     “Regulatory Authority” shall mean any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority in the applicable jurisdiction.

1.48     “Regulatory Documentation” shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, relating to Licensed Product, including, where applicable, in CTD format, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.49     “Royalty Term” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory, the longer of (a) ten (10) years after the First Commercial Sale of such Licensed Product in such country and (b) the date of expiration or invalidation of the last Valid Claim covering such Licensed Product in such country.

1.50	“Steering Committee” shall have the meaning set forth in Section 2.1.

1.51     “Sublicensee” shall mean an Affiliate or Third Party to whom BioAlliance has transferred its rights granted under this Agreement to use, sell, offer for sale or import Licensed Products in accordance with this Agreement.

1.52	“Term” shall have the meaning provided in Section 10.1.

1.53     “Territory” shall mean the countries comprising Europe that are listed on Schedule 1.53.

1.54     “Third Party” shall mean any entity other than BioAlliance or NovaDel or an Affiliate of BioAlliance or NovaDel.

1.55	“Third Party Claim” shall have the meaning set forth in Section 11.3(b).

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1.56	“Total Cap” shall have the meaning set forth in Section 5.4(b).

1.57     “Trademark” shall mean the trademark developed under this Agreement and under which the Licensed Product is sold in the Territory.

1.58     “Transfer Price” means the Cost of Goods for Licensed Product shipped in final therapeutic form, plus a reasonable mark-up for NovaDel’s services in connection with the manufacture and supply of Licensed Product, subject to the limitations in Section 4.5.

1.59     “Valid Claim” shall mean, with respect to a particular country, a claim of an issued and unexpired patent within the NovaDel Patents in such country, which patent claims the composition, formulation or use of the Licensed Product and that (a) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or no appeal has been taken, within the time allowed for appeal, or otherwise has been dedicated to the public and (b) has not been abandoned, disclaimed, canceled, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.

2.	GOVERNANCE

2.1       Establishment of Steering Committee. Within five (5) business days after the Effective Date, the parties will establish a steering committee (the “Steering Committee”) for the purpose of coordinating and facilitating communications regarding the development and commercialization of Licensed Product in the Territory. The Steering Committee will consist of an equal number of designees of each of BioAlliance and NovaDel. Each of the Steering Committee members shall have appropriate expertise for participation in the Steering Committee. The initial Steering Committee members shall be designated by each party promptly following the Effective Date. Each party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Steering Committee upon written notice to the other party. Upon initial formation of the Steering Committee and thereafter at the beginning of each Calendar Year during the Term, each party shall appoint one of its designees to serve as a Co-Chair of the Steering Committee. NovaDel and BioAlliance each may, on advance written notice to the other party, invite non-member representatives of such party to attend meetings of the Steering Committee.

2.2       Responsibilities. The Steering Committee shall have the following responsibilities and decision-making authority and perform the following functions relating to Licensed Product pursuant to this Agreement:

(a)       Discuss, facilitate and coordinate the exchange of information between the parties;

(b)       Discuss and review: (i) Licensed Product development strategies for the Territory; and (ii) the preparation and implementation of the Development Plans including the status of material activities and budgets under such plans and any material amendment to the Development Plans;

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(c)       Discuss and review: (i) commercialization strategies for the Territory; and (ii) the preparation and implementation of the Commercialization Plans for Licensed Product including the progress of material activities under such Commercialization Plan and any material amendments to any Commercialization Plan;

(d)       Discuss and review regulatory strategies and submissions, Licensed Product labeling strategies and related activities for the Territory;

(e)	Discuss and review Licensed Product supply strategies; and

(f)         Have such other responsibilities as may be mutually agreed in writing by the parties from time to time.

2.3       Meetings. The Steering Committee shall meet at least four (4) times during every Calendar Year of which at least two (2) times during every Calendar Year shall be in person, and more frequently as the parties deem appropriate, at such places and times as determined by the members. The two (2) Co-Chairs shall cooperate to send a notice and agenda for each meeting of the Steering Committee to all members of the Steering Committee reasonably in advance of each meeting. The members of the Steering Committee also may convene or be polled or consulted from time to time by means of telephone conference, video conference, electronic mail or correspondence and the like, as deemed necessary or appropriate by the Co-Chairs. The party hosting any Steering Committee meeting shall appoint one (1) person (who need not be a member of the Steering Committee) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the members of the Steering Committee promptly following the meeting for review and comment. The Steering Committee may determine such other procedures with respect to Steering Committee meetings as it determines appropriate.

2.4	Decision-Making of the Steering Committee.

(a)       The Steering Committee may make decisions with respect to such matters set forth in Section 2.2(a). Except as specified in Sections 2.4(b) and 2.4(c), all decisions of the Steering Committee shall be made by unanimous vote, with BioAlliance and NovaDel each having, collectively, among its respective members, one vote in all decisions.

(b)       With respect to any issue, if the Steering Committee cannot reach consensus within ten (10) business days after the matter has been brought to the Steering Committee’s attention, then such issue shall be referred to the Executives of each party for resolution. If the Executives cannot resolve the issue within ten (10) business days after the matter has been brought to their attention, such matter shall be resolved in accordance with Section 2.4(c) for those items set forth in Section 2.4(c) and for all other matters in accordance with the dispute resolution procedures set forth in Section 12.

(c)	Notwithstanding anything contained herein to the contrary:

(i)        subject to BioAlliance’s consideration in good faith of the views of NovaDel, BioAlliance shall have final decision-making authority on all development (subject to the limitations set forth in Sections 4.1(c), 4.2(a) and 5.4 to the extent of NovaDel’s involvement

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in specified development matters), regulatory and commercialization matters (other than manufacturing or supply matters) with respect to Licensed Product in the Territory; and

(ii)       subject to NovaDel’s consideration in good faith of the views of BioAlliance, NovaDel shall have final decision-making authority on all matters with respect to manufacture and supply of Licensed Product (provided that such authority shall not extend to modifying the pricing or other terms regarding the manufacture and supply of Licensed Product set forth in this Agreement or in any manufacture and supply agreement between the parties, except by mutual written agreement of the parties).

2.5       Expenses. Each party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the Steering Committee.

2.6       Limitations on Authority of Steering Committee. Each party to this Agreement shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the Steering Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the parties expressly so agree in writing. The Steering Committee shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in Section 13.2.

2.7       Global Product Committee. The parties shall use commercially reasonable efforts to establish a global Product committee (the “Global Product Committee”) for the purpose of coordinating and facilitating communications regarding global brand strategy of Licensed Product throughout the world. The Global Product Committee shall not have decision-making authority. The Global Product Committee will consist of an equal number of designees of each of BioAlliance, NovaDel and the third parties to whom NovaDel has licensed rights to Licensed Product outside of the Territory.

3.	LICENSE

3.1       License Grant. Subject to the terms and conditions of this Agreement, during the Term, NovaDel hereby grants to BioAlliance an exclusive (even as to NovaDel, subject to Section 3.2 and Section 3.5(c)), royalty-bearing license, with the right to sublicense the rights hereunder (as provided in Section 3.3), under the NovaDel Technology, to develop, register, use, promote, market, distribute, sell, offer for sale, have sold, import and export Licensed Product in the Territory.

3.2       License Grant to NovaDel. Subject to the terms and conditions of this Agreement, BioAlliance hereby grants to NovaDel a limited, royalty-free, non-exclusive right and license in the Territory in and to the NovaDel Technology to the extent necessary to perform its development activities under Section 4.1(c) and only during the period that NovaDel is performing such activities.

3.3       Sublicenses. BioAlliance shall have the right to grant sublicenses under the grants in Section 3.1 to Affiliates and/or Third Parties pursuant to a separate written agreement, subject to the following requirements and conditions:

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(a)       BioAlliance must obtain NovaDel’s prior written consent in respect of each such sublicense to a Third Party that Controls a lingual spray technology or who is developing or commercializing a Competing Product.

(b)       Except to the extent the parties otherwise agree pursuant to the terms of a particular sublicense granted under this Section 3.3 any sublicense agreement must be fully consistent with the terms and conditions of this Agreement, and provide that Sublicensee will indemnify NovaDel and its Affiliates with respect to the Exploitation of Licensed Product by such Sublicensee to the extent provided in Section 11.2(e).

(c)       Within five (5) days after execution or receipt thereof, as applicable, BioAlliance shall provide NovaDel with a full and complete copy of each sublicense agreement granted hereunder (provided that BioAlliance may redact financial information contained therein that is not necessary to disclose to ensure compliance with this Section 3.3) and shall deliver copies of all reports (including relating to royalties and other payments) relating to Licensed Product received by BioAlliance from such Sublicensees, which sublicense agreements and reports shall be treated by NovaDel as Confidential Information of BioAlliance.

(d)       Termination of this Agreement by NovaDel pursuant to Section 10.2(a) with respect to BioAlliance shall not terminate any sublicense granted by BioAlliance pursuant to this Section 3.3 with respect to a Sublicensee, and such sublicense shall become a direct license from NovaDel to such Sublicensee; provided that (i) such Sublicensee is not in breach of any provision of this Agreement or the applicable sublicense agreement, (ii) such Sublicensee shall perform all obligations of BioAlliance under this Agreement to the extent of the rights granted to such Sublicensee under its sublicense agreement with BioAlliance (e.g., only for a given territory within the Territory), (iii) NovaDel shall have all rights with respect to any and all Sublicensees as it had hereunder with respect to BioAlliance prior to termination of this Agreement with respect to BioAlliance to the extent of the rights granted to such Sublicensee under its sublicense agreement with BioAlliance (e.g., only for a given territory within the Territory), except that in no event shall any Sublicensee shall have any responsibility or liability for any action or omission of BioAlliance under this Agreement, and (iv) BioAlliance shall include in any sublicense a provision in which said Sublicensee acknowledges its obligations to NovaDel hereunder and the rights of NovaDel to terminate such sublicense agreement for a breach of such sublicense agreement by such Sublicensee. The failure of BioAlliance to include in a sublicense the provisions referenced in clause (iv) shall render the affected sublicense void.

3.4       Disclosure of NovaDel Know-How and Improvements. Promptly after the Effective Date, NovaDel shall at its cost and expense, use good faith reasonable efforts to disclose to BioAlliance in writing or via mutually acceptable electronic media, copies or reproductions of all NovaDel Know-How, not previously disclosed to BioAlliance, reasonably necessary in order to enable BioAlliance to exploit its rights granted under this Section 3. In addition, during the Term, NovaDel shall disclose to BioAlliance in writing, or via mutually acceptable electronic media, on an ongoing basis, copies or reproductions of all NovaDel Know-How not previously disclosed to BioAlliance that is reasonably necessary in order to enable BioAlliance to exploit its rights granted under this Section 3 and all Improvements to the NovaDel Process, Licensed Product or NovaDel Technology that are conceived, discovered, developed or otherwise made by or on behalf of NovaDel (or its Affiliates, licensees or

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sublicensees). Such NovaDel Know-How and all Improvements to the NovaDel Process, Licensed Product or NovaDel Technology that are conceived, discovered, developed or otherwise made by or on behalf of either party (or its Affiliates, licensees or sublicensees) shall be deemed to be within the scope of the licenses granted herein without payment of any additional compensation.

3.5       Retained Rights; No Implied Licenses. NovaDel hereby expressly reserves the right to practice, and to grant licenses under, the NovaDel Technology for any and all purposes except as expressly set forth under Section 3.1. BioAlliance shall have no rights, express or implied, with respect to the NovaDel Technology, except as expressly set forth in Section 3.1, and BioAlliance covenants to NovaDel that none of BioAlliance, its Affiliates or Sublicensees shall use the NovaDel Technology, directly or indirectly, for any purpose other than as expressly permitted by this Agreement. Without limiting the foregoing, but subject to Section 3.6, NovaDel retains, without any duty of accounting or otherwise to BioAlliance or a Sublicensee (a) the right to enter into collaborations or other agreements with, and to grant licenses and other rights under the NovaDel Technology to Third Parties to Exploit products other than Licensed Product and to use the NovaDel Process in connection therewith, (b) the right to independently Exploit products other than Licensed Product and to use the NovaDel Process in connection therewith, (c) the irrevocable, non-exclusive, royalty-free right to use the NovaDel Technology (including the NovaDel Process) with respect to ondansetron, for its own internal, non-commercial research and development activities, (d) all rights in the NovaDel Technology for all territories other than the Territory and (e) all rights in the NovaDel Technology for any dosage of pharmaceutical composition or preparation that contains ondansetron delivered by means of the NovaDel Process for non-human uses in all territories, including the Territory. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

3.6       Exclusivity. NovaDel agrees that during the Term it will not (a) enable or contract with any Third Party (including, without limitation, its licensees and sublicensees) to develop, import, market, sell or distribute Licensed Product in the Territory or itself develop or supply Licensed Product for sale in the Territory, except as contemplated by this Agreement, or (b) enable or contract with any Third Party (including, without limitation, its licensees and sublicensees) to develop, manufacture, import, market, sell or distribute any Competing Product in the Territory or itself develop or supply any Competing Product for sale in the Territory. BioAlliance agrees that during the Term it will not, and will not enable or contract with any Third Party (including, without limitation, its licensees and Sublicensees) to develop, manufacture, import, market, sell or distribute any Competing Product in the Territory.

4.	DEVELOPMENT, REGULATORY AND COMMERCIALIZATION MATTERS
4.1	Development.

(a)       Development Activities. Subject to the other provisions of this Section 4.1 and Section 4.2, BioAlliance, its Affiliates or Sublicensees shall be solely responsible, using Commercially Reasonable Efforts, for development of Licensed Product in the Territory.

(b)	Development Plans.

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(i)        Within sixty (60) days after the Effective Date, BioAlliance will provide to the Steering Committee for review and comment a development plan describing its strategy and principal activities in seeking Regulatory Approval of Licensed Product in the Territory in accordance with the terms of this Agreement (as updated from time to time, the “Development Plan”).

(ii)       BioAlliance shall periodically (and at least once per Calendar Year) prepare an updated Development Plan, as applicable taking into account completion, commencement or cessation of or changes to development not contemplated by the then-current Development Plan and shall submit such proposed Development Plan to the Steering Committee for review and comment.

(c)       Development Activities by NovaDel. Without limiting the foregoing, upon (i) BioAlliance’s written request in connection with a particular development activity with respect to Licensed Product in the Territory, and (ii) the written agreement of the parties, NovaDel will undertake the development activity pursuant to the Development Plan, and shall provide to BioAlliance such requested work product for such development activity; provided that NovaDel Development Expenses related to such development shall be reimbursed by BioAlliance pursuant to Section 5.4 or in such other manner and amount as may be agreed by the parties in writing. Notwithstanding the foregoing, NovaDel shall only undertake development activity pursuant to the Development Plan upon mutual agreement of the parties and shall not be subject to BioAlliance’s casting vote pursuant to Section 2.4(c)(i). For purposes of clarification, the development activities referred to in this Section 4.1(c) shall not include, and this Section 4.1(c) shall not otherwise apply to or affect, NovaDel’s obligation to provide Regulatory Documentation pursuant to Section 4.2(c) or NovaDel’s obligations to manufacture and supply Licensed Product pursuant to this Agreement or any manufacture and supply agreement between the parties.

(d)       Reports. BioAlliance shall, every six (6) months, provide to the Steering Committee a written progress report, which shall describe the development activities with respect to Licensed Product in the Territory during such time period, and provide such other information as may be reasonably requested by the Steering Committee with respect to such development activities.

(e)       Regulatory Records. NovaDel and BioAlliance each shall maintain, or cause to be maintained, records of its respective development activities with respect to Licensed Product in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective development activities, and which shall be retained by such party for at least five (5) years after the termination of this Agreement, or for such longer period as may be required by applicable law. Each party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records; provided, however, that neither party shall have the right to conduct more than one such inspection in any twelve (12)-month period.

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4.2	Regulatory Matters in the Territory.

(a)       Regulatory Activities. BioAlliance and, as applicable, its Affiliates and Sublicensees, at its sole cost and expense, subject to Section 4.2(d), shall be responsible, using Commercially Reasonable Efforts, for obtaining and maintaining Regulatory Approval for Licensed Product in the Territory, including the filing of all annual and other reports or filings required by the EMEA or any other Regulatory Authority in the Territory and shall use Commercially Reasonable Efforts to conduct any clinical trials required by the EMEA or any other Regulatory Authority in the Territory to gain or maintain Regulatory Approval for the Licensed Product or otherwise as a condition to Regulatory Approval of Licensed Product in the Territory. BioAlliance or its Affiliates shall hold, in their name, all Regulatory Approvals for Licensed Product in the Territory. BioAlliance and, as applicable, its Affiliates shall use Commercially Reasonable Efforts to conduct any further development activities required in connection with seeking Regulatory Approval for Licensed Product in the Territory; provided that in connection with further development necessary to support the registration in the Major Market Countries of the first Regulatory Approval for the first Licensed Product, *** shall be entitled to*** in accordance with *** of *** and/or a *** each as may be *** or otherwise *** to be *** to *** as are *** and *** such agreement not to be *** and such *** shall not be subject to***

(b)       Correspondence with Regulatory Authorities. Unless otherwise agreed in writing by the parties, BioAlliance, subject to Section 4.2(d), shall be responsible, using Commercially Reasonable Efforts, for preparing and filing MAAs and seeking and maintaining Regulatory Approvals for Licensed Products in the Territory in accordance with the Development Plan, including preparing all reports necessary as part of a MAA. BioAlliance shall provide NovaDel with drafts of any material documents or correspondence to be submitted to any Regulatory Authority in the Territory that pertains to Licensed Product, including MAAs. BioAlliance will consult in advance with NovaDel with respect to any substantive or material filings to be made by BioAlliance in accordance with the terms of this Section 4.2(b), including MAAs, and shall consider in good faith any comments NovaDel may have with respect to any such filings.

(c)       Regulatory Documentation. NovaDel shall promptly disclose to BioAlliance all Regulatory Documentation and any data included or referenced therein generated or made available by NovaDel or any of its Affiliates or licensees or sublicensees. NovaDel’s agreement with Par Pharmaceutical, Inc. requires PAR to promptly disclose to NovaDel all regulatory documentation and all other information in the possession or control of PAR that relate to the exploitation of the Licensed Product and NovaDel and its licensees shall have a perpetual, royalty-free, irrevocable, worldwide right to use and reference any such Par regulatory documentation and any data included or referenced therein for all purposes. To the extent Par does not promptly disclose such documentation and information to NovaDel, NovaDel shall use Commercially Reasonable Efforts to enforce its rights under its agreement with Par to receive such documentation and information. BioAlliance and its Sublicensees shall have the royalty-free right to reference and use all Regulatory Documentation and any data included or referenced therein for the purposes of development, regulatory and commercialization activities with respect to Licensed Product in the Territory. NovaDel shall provide to BioAlliance or cause its

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Affiliates, licensees and sublicensees to provide to BioAlliance letters of authorization to use such Information in accordance with this Agreement.

(d)       Regulatory Approvals. Except as the parties otherwise agree in writing, all Regulatory Documentation pursuant to or in connection with the Regulatory Approvals for Licensed Product in the Territory required under the Development Plan shall be made in the name of BioAlliance; provided, however, that:

(i)        NovaDel will be the primary contact for Chemistry, Manufacturing and Control (“CMC”) matters in all MAAs and other applications for Regulatory Approval for Licensed Product in the Territory and will comply with the then current edition of the European Pharmacopoeia for specifications of raw materials and finished Licensed Product.

(ii)       BioAlliance agrees to utilize, to the extent possible based upon the format used in Regulatory Documentation provided by NovaDel under Section 4.2(c), the CTD format for its MAAs in order to facilitate use and reference to such MAAs any subsequent submissions filed by NovaDel or its licensees for Licensed Product outside of the Territory.

(iii)      BioAlliance agrees to keep the Regulatory Documentation and data included or referenced therein provided by NovaDel pursuant to Section 4.2(c) included within its MAAs for Licensed Product, except for those sections in the Summary Basis of Approval and available through the Freedom of Information Act, confidential in accordance with Section 9 and subject to the rights granted under Section 4.2(c).

(iv)      NovaDel and its Affiliates and licensees shall have a perpetual, royalty-free, irrevocable, worldwide right to use and reference the Regulatory Documentation Controlled by BioAlliance or its Affiliates or Sublicensees and any data included or referenced therein for the purposes of development, regulatory and commercialization activities (A) with respect to Licensed Product, outside the Territory and (B) with respect to products (other than Licensed Product) inside and outside the Territory. NovaDel agrees to keep the Regulatory Documentation and data included or referenced therein provided by BioAlliance pursuant to this 4.2(d)(iv) included within its applications for marketing approval for Licensed Product outside the Territory, except for those sections in the Summary Basis of Approval and available through the Freedom of Information Act, confidential in accordance with Section 9 and subject to the rights granted in this Section 4.2(d)(iv).

4.3       Pharmacovigilance. Each party will cooperate (at its sole cost and expense), and will cause its Affiliates, licensees and sublicensees to cooperate, in implementing a pharmacovigilance mutual alert process to comply with all applicable legal obligations of Regulatory Authorities.

4.4       Commercialization Activities in the Territory. Following receipt of Regulatory Approval of Licensed Product by Regulatory Authorities in the Territory, BioAlliance and, as applicable, its Affiliates and Sublicensees shall, at its sole cost and expense, use Commercially Reasonable Efforts to commercialize Licensed Product in the Territory. Without limiting the foregoing, BioAlliance, itself or through its Affiliate or Sublicensee, shall, at its sole cost and expense, commercialize Licensed Product in the Territory in accordance with a

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commercialization plan for Licensed Product, which plan shall be prepared by BioAlliance in consultation and cooperation with NovaDel no later than one (1) year prior to the expected date of First Commercial Sale of Licensed Product in the Territory, as amended in accordance with this Section 4.4 (the “Commercialization Plan”). BioAlliance or, if applicable, its Affiliate or Sublicensee may amend the Commercialization Plan in the ordinary course of its business. With respect to the initial Commercialization Plan or amendment thereto, BioAlliance shall submit such Commercialization Plan or amendment, as applicable, to the Steering Committee and shall consider in good faith any comments the Steering Committee may have with respect thereto, except that any amendment to the Commercialization Plan (other than an amendment required by the applicable Regulatory Authority in the Territory) that is reasonably likely to have a material adverse affect on the commercial value of Licensed Product in the Territory, shall require NovaDel’s prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, BioAlliance shall have final decision-making authority over all pricing decisions with respect to Licensed Product in the Territory and pricing matters described in the Commercialization Plan, which decisions shall not be subject to approval by NovaDel. BioAlliance or, if applicable, its Affiliate or Sublicensee shall have responsibility for all customary advertising, marketing, promotion, distribution, selling and other commercialization activities including developing and implementing strategies and tactics related to such activities for Licensed Product in the Territory. BioAlliance or, if applicable, its Affiliate or Sublicensee shall provide, using Commercially Reasonable Efforts, and at BioAlliance’s sole cost and expense, customary distribution services, including among other things, storage, order taking, shipping, billing, accounts receivable, returns and/or allowances, for Licensed Product in the Territory. BioAlliance or, if applicable, its Affiliate or Sublicensee shall be responsible, using Commercially Reasonable Efforts, for customary pre-launch market development, launch and post-launch marketing, sales, and distribution of Licensed Product in the Territory including, among other things, (i) marketing, (ii) sales personnel, (iii) order taking, product storage and distribution, (iv) commercially relevant regulatory activities, price and reimbursement negotiations, and (v) managing local medical affairs and drug safety issues. BioAlliance or, if applicable, its Affiliate or Sublicensee shall, at all times during the Term after receipt of Regulatory Approval of Licensed Product in the Territory, use Commercially Reasonable Efforts to provide, without limitation, appropriate promotional campaigns and materials and qualified commercial personnel with respect to Licensed Product in the Territory.

4.5       Manufacture and Supply. NovaDel or its Affiliates shall be solely responsible for the manufacture and supply to BioAlliance and its Sublicensees of Licensed Product, both for clinical development and following receipt of Regulatory Approval of Licensed Product, in the Territory during the Royalty Term; provided that NovaDel and its Affiliates may contract with a Third Party to perform such manufacturing and supply services. After the Royalty Term, NovaDel or its Affiliates shall continue to be the primary source for the manufacture and supply to BioAlliance and its Sublicensees of Licensed Product in the Territory (and may contract with a Third Party to perform such manufacturing and supply services) so long as the Transfer Price is commercially reasonable given the market conditions and is competitive with the transfer price for Licensed Product that BioAlliance or its Sublicensees may obtain from any Third Party manufacturer. Upon the Effective Date, the parties shall enter into a supply agreement relating to supply to BioAlliance of its requirements of Licensed Product for its development and commercialization activities for the Territory. The supply agreement shall address the standard terms of supply and relevant other terms, including, without limitation, terms relating to

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specifications, forecasting, delivery, product warranties, acceptance and rejection, and regulatory matters. The supply agreement shall provide for supply of Licensed Product from NovaDel to BioAlliance at Cost of Goods for any Licensed Product required for development activities under Section 4.1 (including, without limitation, for development activities performed by NovaDel under Section 4.1(c)) and at the Transfer Price for all other Licensed Product; provided, however, if the *** in any *** exceeds*** of Net Sales for Licensed Product for such *** then the *** shall be *** in connection with the *** for such *** that, if the *** for such *** of *** for Licensed Product for such *** then*** shall *** of the amount by which *** of *** for such *** and*** of *** for such *** For example, if *** are*** and *** is *** for a given *** payable by *** for such *** would*** and would *** which is *** or*** plus*** of the amount by which *** of *** or ***

4.6       Diligence Obligations. Without limiting obligation to use Commercially Reasonable Efforts in accordance with its activities under Sections 4.1, 4.2 and 4.4, BioAlliance shall have the following specific diligence obligations (each, a “Diligence Obligation”):

(a)       Within the later of (i) one hundred eighty (180) days after receipt from NovaDel of the complete Regulatory Documentation dossier for Licensed Product in appropriate format (including the Regulatory Documentation dossier from its sublicensee in the United States), or (ii) in the event BioAlliance, in its sole discretion, believes an efficacy study is required with respect to Licensed Product, one hundred eighty (180) days after receipt of final report for such efficacy study, BioAlliance or, if applicable, its Affiliate or Sublicensee shall file an MAA in a country of the Territory;

(b)       Within ninety (90) days after filing the first MAA in a country in the Territory, BioAlliance or, if applicable, its Affiliate or Sublicensee shall file an MAA in each Major Market Country; and

(c)       Within ninety (90) days after receipt of all Regulatory Approvals from the Regulatory Authority for Licensed Product in each Major Market Country, BioAlliance directly or through a Sublicensee shall consummate the First Commercial Sale of Licensed Product in such Major Market Country.

If, for any reason, BioAlliance or, if applicable, its Affiliate or Sublicensee has not achieved a Diligence Obligation set forth in (a), (b) or (c) above within the specified time frame but provides to NovaDel documentary evidence showing diligent efforts to achieve such Diligence Obligation, the time period for achievement of the applicable Diligence Obligation will be extended once by ninety (90) days.

5.	FEES AND PAYMENTS

5.1       Upfront Fee. BioAlliance shall pay to NovaDel an upfront fee of three million US Dollars (US$3,000,000) within five (5) business days after the Effective Date, which payment shall be non-refundable and non-creditable, and NovaDel shall issue BioAlliance on the Effective Date the invoice therefore attached hereto as Schedule 5.1.

5.2       Milestone Payments to NovaDel. BioAlliance shall provide NovaDel with written notice of the first occurrence of each of the events set forth below with respect to

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Licensed Product in the Territory within ten (10) days after such occurrence. BioAlliance shall pay to NovaDel the applicable payment set forth below, whether such milestone is achieved by BioAlliance and/or any of its Affiliates or Sublicensees, following receipt of invoice from NovaDel as provided in Section 6.1:

Event	Payment
First Regulatory Approval of Licensed Product in the Territory	US$5,000,000
*** in which ***	***
*** in which ***	***
*** in which ***	***
*** in which ***	***
*** in which ***	***
*** in which ***	***
*** in which ***	***

The payments set forth above in this Section 5.2 shall be payable only once for each event, regardless of the number of indications for which Licensed Product is developed or approved or the number of times each event occurs for Licensed Product in the Territory. *** if, for example, the *** it is *** the*** upon such ***

5.3	Royalties.

(a)       Subject to the terms of this Section 5.3, BioAlliance shall pay to NovaDel royalty payments based on the Calendar Year Net Sales based on the Net Sales ranges and corresponding applicable royalty rates (the “Applicable Royalty Rate”) set forth below. Payments made for each Calendar Quarter during a given Calendar Year shall be made at the applicable royalty rate based upon Net Sales to date for such Calendar Year, and if in any subsequent Calendar Quarter, Net Sales for such Calendar Year has increased so that a higher royalty rate is applicable, then any adjustment to payments made in any prior Calendar Quarter shall be made together with the payment for such subsequent Calendar Quarter.

Total Net Sales of Licensed Product in the Territory for the applicable Calendar Year	Royal rate applicable to all Net Sales of Licensed Product in the Territory for the applicable Calendar Year
*** or***	***
*** and *** or ***	***
*** and *** or ***	***
***	***

The following example illustrates the calculation of royalty payments:

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Illustration of Royalty Payments Calculation
Calendar Quarter of a Calendar Year	Net Sales (millions)	Applicable Royalty Rate	Adjustment to Prior Payments (millions)	Calendar Quarter Payment (millions)	Total Payment (millions)
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

(b)       Royalty Term. The royalty under Section 5.3 shall be payable upon a country-by-country basis during the Royalty Term. If, at any time during the Royalty Term, there is no Valid Claim in the applicable country in the Territory in which the Licensed Product is sold, the royalty payable to NovaDel on Net Sales in such country shall be *** of the applicable rates specified in Section 5.3(a) for such country; provided, however, if at the time of First Commercial Sale of Licensed Product in a country in which there is no Valid Claim, there is a patent application within the NovaDel Patents claiming the composition, formulation or use of the Licensed Product in such country, and such patent application has not been pending for more than four (4) years after the Effective Date, and, at such time, there is no Competing Lingual Product in such country, the applicable rates specified in Section 5.3(a) shall not be reduced by *** until such patent application has been pending for four (4) years after the Effective Date or a Competing Lingual Product is introduced into such country; provided, further, however, if at any time after the applicable rate has been reduced, a Valid Claim exists in such country, following the issuance of such Valid Claim the applicable rate shall be as set forth in Section 5.3(a) and there shall be no reduction in such country.

(c)       *** In the event that *** that the *** or*** as the *** at the *** to *** and *** or any of *** or *** in *** or*** of such *** or any of *** and *** with respect to the *** for the *** in the *** of such *** shall be *** otherwise *** that in *** under*** of any *** that *** by *** of such *** under this *** in any *** may be *** into ***

5.4       NovaDel Development Expenses. BioAlliance shall be responsible for all costs and expenses incurred in developing and commercializing Licensed Product in the Territory, and shall pay NovaDel Development Expenses incurred by NovaDel for performing any development activities requested by BioAlliance in writing and agreed to in writing by the parties pursuant to Section 4.1(c).

(a)       For the purposes of this Agreement, subject to the terms of this Section 5.4, “NovaDel Development Expenses” shall mean (i) all out-of-pocket expenses incurred by NovaDel to perform the agreed to development activities including, without limitation, expenses for contract research organizations, medical writing, statistical analysis, clinical trial investigative sites, clinical trial investigator grants and patient and/or subject costs, contract manufacturers, clinical trial insurance, and third party consultants for regulatory, chemistry manufacturing and control, and (ii) NovaDel’s reasonable and verifiable internal

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research and development staff costs of NovaDel employees working on such development activities allocated to the development of Licensed Product based on the time spent by such staff on such development activities as compared to other activities. In no event shall NovaDel Development Expenses include the costs of Licensed Product supplied to BioAlliance and paid for by BioAlliance, which shall be addressed by the supply agreement between the parties. For the avoidance of doubt, any Licensed Product required for use in connection with any agreed development activities performed by NovaDel will be purchased by BioAlliance under the terms of the supply agreement between the parties, and in the event that NovaDel needs any supply of active pharmaceutical ingredients, inactive ingredients, raw materials, placebos or comparators (excluding Licensed Product or any materials used in manufacturing Licensed Product) to conduct any development activity, BioAlliance shall be responsible, at its cost and expense, to provide any such materials to NovaDel.

(b)       BioAlliance shall pay NovaDel only for NovaDel Development Expenses incurred in direct connection with this Agreement pursuant to a Development Plan, as it may be amended from time to time, up to a cap of the total budget set forth in such Development Plan; it being understood that in the event that the parties agree that NovaDel shall conduct any development activities for Licensed Product, the applicable Development Plan shall include a mutually agreeable budget for such activities. For the avoidance of doubt, any development activities to be conducted by NovaDel, and the budget therefor, included in a Development Plan (and any amendments thereto) must be mutually agreed upon by the parties and not subject to BioAlliance’s casting vote pursuant to Section 2.4(c)(i). The parties intend that each such budget shall constitute the parties’ then best estimate of the funds required to timely complete such development. In no event shall NovaDel charge BioAlliance any amounts in excess of the cap on the total budget as set forth in a budget in the applicable Development Plan (“Total Cap”), nor shall BioAlliance be liable to pay such amounts; provided further that in no event shall NovaDel be required to perform development activities which would not be eligible for reimbursement. All changes in the Total Cap shall be considered by the Steering Committee, and upon Steering Committee approval the Total Cap shall be amended accordingly.

(c)       Within thirty (30) days after the end of each Calendar Quarter, NovaDel shall provide BioAlliance with an invoice for all NovaDel Development Expenses incurred by NovaDel for such Calendar Quarter which invoice shall set forth the details of the charges for each activity. Within thirty (30) days after the date of each such invoice, BioAlliance shall pay in full such invoice. If any portion of an invoice is disputed, then BioAlliance shall pay the undisputed amounts as set forth in the preceding sentence and the parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. Notwithstanding the previous sentence, if BioAlliance disputes a charge or charges on an invoice, BioAlliance will pay the amount ultimately determined to be due, if any, within thirty (30) days after BioAlliance and NovaDel, acting in good faith, resolve the dispute. Where NovaDel does not receive payment due to it pursuant to this Section 5.4(c) within the time specified, interest shall accrue on the sum due and owing to NovaDel at the rate set forth in Section 6.4.

6.	PAYMENT; RECORDS; AUDITS

6.1       Payment; Reports. Within forty-five (45) days of the end of each Calendar Quarter, BioAlliance shall provide to NovaDel a report showing Net Sales of Licensed Product

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in the Territory, as applicable, in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation, in the Territory, the number of Licensed Products sold, the gross sales and Net Sales of Licensed Product, the royalties payable, and the method used to calculate the royalties, including reductions from gross sales to Net Sales. NovaDel shall submit an invoice to BioAlliance setting forth the applicable milestone payment due pursuant to Section 5.2 or royalties due for such Calendar Quarter pursuant to Section 5.3 as set forth on the report provided by BioAlliance pursuant to Section 6.1, which invoice shall be provided no sooner than the date that BioAlliance delivers to NovaDel written notice of the occurrence of the milestone event or the report regarding royalties due, as applicable. The invoiced amount shall be payable within thirty (30) days following receipt by BioAlliance of the invoice from NovaDel.

6.2       Manner and Place of Payment. All payments hereunder shall be payable in US dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by NovaDel.

6.3       Currency Conversion. Whenever, for the purpose of calculating any sums due under this Agreement, conversion from any foreign currency shall be required, such conversion shall be when calculating the Net Sales, the amount of such sales in foreign currencies shall be converted into United States dollars using the rate of exchange for such currencies on the last day of the relevant Calendar Quarter taken from The Wall Street Journal as published on the date of the relevant invoices or such other publication mutually agreed upon between the parties from time to time.

6.4       Interest on Late Payments. Any amount required to be paid by a party hereunder which is not paid when due shall bear interest at a rate equal to *** provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.

6.5       Withholding Taxes. Where any amounts due to be paid is subject to any withholding or similar tax (other than taxes imposed and measured by net income), the parties shall use reasonable efforts to take such actions and to sign such documents as will enable them to take advantage of any available withholding tax reduction including pursuant to any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the party owing such payment shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due the party to which such payment is owed and secure and send to such party the best available evidence of payment of any such withholding taxes.

6.6       Records; Audits. BioAlliance shall keep (and shall ensure that its Affiliates and Sublicensees shall keep) complete and accurate records pertaining to the sale or other disposition of Licensed Product in the Territory, in sufficient detail to permit NovaDel to confirm the accuracy of all payments due hereunder, for a period of three (3) years following the Calendar Quarter in which such payment is due. NovaDel shall keep complete and accurate records pertaining to NovaDel Development Expenses, in sufficient detail to permit BioAlliance to confirm the accuracy of all payments due hereunder, for a period of three (3) years following the Calendar Quarter in which such payment is due. A party shall have the right to have an independent, certified public account reasonably acceptable to the other party, have access

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during normal business hours, and upon reasonable prior written notice, to such of the records of the other party and its Affiliates as may be reasonably necessary to verify the accuracy of such Net Sales, Milestone Payments or NovaDel Development Expenses for any Calendar Quarter ending not more than thirty-six (36) months prior to the date of such request provided, however, that in each case a party shall not have the right to conduct more than one such audit in any twelve (12)-month period. The auditing party shall bear the full cost of such audit unless such audit discloses an underpayment of *** of the amount of *** under this Agreement, in which case, the other party shall bear the full cost of such audit and shall promptly remit the amount of any underpayment. Any overpayment shall be promptly refunded. The results of such accounting firm shall be final, absent manifest error.

7.	INTELLECTUAL PROPERTY

7.1       Ownership of Intellectual Property. Subject to the license grants in Section 3.1 and Section 4.2(c), NovaDel shall own and retain all right, title, and interest in and to any and all: (a) NovaDel Technology existing at the Effective Date; and (b) Information relating to the NovaDel Process or NovaDel Technology and Improvements to the NovaDel Process, Licensed Product or NovaDel Technology that are conceived, discovered, developed or otherwise made by or on behalf of either party (or its Affiliates, licensees or sublicensees), whether or not patentable, and any and all Patents claiming such Information or Improvements and other intellectual property rights thereto. Subject to the license grants in Section 3.1 and Section 4.2(c), NovaDel shall own and retain all right, title, and interest in and to any and all Information relating to Licensed Product (including, without limitation, all Regulatory Documentation and any data included or referenced therein) that are conceived, discovered, developed or otherwise made by or on behalf of NovaDel or its Affiliates, licensees or sublicensees (other than BioAlliance or its Affiliates or Sublicensees), whether or not patentable, and any and all Patents claiming such Information and other intellectual property rights thereto. Subject to the license grants in Section 4.2(d)(iv), BioAlliance or its Affiliates or Sublicensees shall own and retain all right, title, and interest in and to any and all Information relating to Licensed Product (including, without limitation, all Regulatory Documentation and any data included or referenced therein) that are conceived, discovered, developed or otherwise made by or on behalf of BioAlliance or its Affiliates or Sublicensees, whether or not patentable, and any and all Patents claiming such Information and other intellectual property rights thereto. BioAlliance shall promptly disclose to NovaDel in writing, the conception or reduction to practice, or the discovery, development or making of any and all Information relating to the NovaDel Process or NovaDel Technology and Improvements to the NovaDel Process, Licensed Product or NovaDel Technology that are conceived, discovered, developed or otherwise made by or on behalf of BioAlliance or its Affiliates or Sublicensees, and shall, and does hereby, assign, and shall cause its respective Affiliates and Sublicensees to assign, to NovaDel, without any additional compensation, all of their respective right, title and interest in and to any intellectual property rights related to such Information or Improvements. To the extent necessary to assign any such intellectual property rights, BioAlliance and its Affiliates and Sublicensees shall enter into and execute all reasonable and appropriate assignments, transfers and other agreements, and enter into all agreements with its employees, consultants, Affiliates, and Sublicensees that are necessary or appropriate to ensure the assignment of such intellectual property rights to NovaDel.

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7.2	Patent Prosecution and Maintenance.

(a)       NovaDel Patents. NovaDel shall be responsible for the preparation, filing, prosecution and maintenance of the NovaDel Patents. The cost of such preparation, filing, prosecution and maintenance of the NovaDel Patents shall be borne by NovaDel. NovaDel shall keep BioAlliance informed of progress with regard to the preparation, filing, prosecution and maintenance of NovaDel Patents in the Territory. NovaDel shall consider in good faith the reasonable requests and suggestions of BioAlliance with respect to strategies for prosecution and maintenance of NovaDel Patents in the Territory, it being understood that NovaDel retains the right to determine whether to comply with or incorporate such requests and suggestions. If (i) NovaDel elects not to pursue the filing, prosecution or maintenance of a NovaDel Patent in a particular country in the Territory or to take any other action with respect to a NovaDel Patent in a particular country in the Territory that is necessary or useful to establish or preserve rights with respect to Licensed Product, and (ii) such NovaDel Patent does not claim or cover the NovaDel Process, then NovaDel shall so notify BioAlliance promptly in writing and in good time to enable BioAlliance to meet any deadlines by which an action must be taken to establish or preserve any such rights in such NovaDel Patent in such country in the Territory. Upon receipt of any such notice by NovaDel or if, at any time, NovaDel fails to initiate any such action within thirty (30) days after a request by BioAlliance that it do so (and thereafter diligently pursue such action), BioAlliance shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such NovaDel Patent at its expense in such country in the Territory. If BioAlliance elects to pursue such filing or registration, as the case may be, or continue such support, then BioAlliance shall notify NovaDel of such election and NovaDel shall, and shall cause its Affiliates to, (1) reasonably cooperate with BioAlliance in this regard, and (2) promptly grant to BioAlliance, without additional consideration, an exclusive, perpetual, irrevocable, royalty-free license in such country in the Territory under such NovaDel Patent in order to Exploit Licensed Product in the Territory in accordance with the terms of this Agreement.

(b)       Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any NovaDel Patents under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to any NovaDel Patent claiming the composition or method of manufacture or use of Licensed Product being commercialized pursuant to this Agreement.

7.3       Infringement by Third Parties. The parties shall promptly notify the other in writing of any alleged or threatened infringement of any NovaDel Patent of which they become aware.

(a)       NovaDel Patents. With respect to infringement of any NovaDel Patent that is likely to have an effect or impact on the sales or commercial potential of Licensed Product in the Territory, NovaDel shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to such infringement of any NovaDel Patent at its own expense and using counsel of its own choice, and BioAlliance shall have the right, at its own expense, to be represented in any such action or proceeding by counsel of its own choice. If NovaDel fails to bring an action or proceeding within ninety (90) days following the notice of alleged infringement or earlier notifies BioAlliance in writing of its intent not to bring an action

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or proceeding, BioAlliance shall have the right to bring and control any such action at its own expense and using counsel of its own choice, and NovaDel shall have the right, at its own expense, to participate in any such action with counsel of its own choice, subject to BioAlliance’s control; provided, however, that if NovaDel enters into negotiations with an alleged infringer within such ninety (90) day period, then NovaDel shall have an additional ninety (90) days (or such shorter period of time ending ten (10) days before the time limit, if any, set forth in the applicable laws and regulations for filing such suit for infringement) to conclude such negotiations before BioAlliance may bring suit for such infringement. Neither party shall have the right to enter into any settlement or compromise with respect to any NovaDel Patent in a manner that diminishes the rights or interests of the other party without such other party’s prior consent, which consent shall not be unreasonably withheld.

(b)       Cooperation. In the event a party brings an infringement action in accordance with this Section 7.3, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of BioAlliance and NovaDel, shall be retained by the party that brought and controlled such litigation for purposes of this Agreement; provided, however, that to the extent that any award is attributable to the loss of sales of Licensed Product, such amount shall be paid to BioAlliance and shall be treated as Net Sales on which royalties shall be due pursuant to Article 5.

7.4       Declaratory Judgment. If a declaratory judgment action or other proceeding, whether directly or by way of counterclaim or affirmative defense, alleging invalidity or non-infringement of any patent included within the NovaDel Patents is brought or sought against BioAlliance or NovaDel in the Territory, BioAlliance or NovaDel (as the case may be) shall so notify the other party, but NovaDel shall have the first right, but not the obligation, to defend against such action at its own expense and using counsel of its own choice, and BioAlliance shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If NovaDel elects not to defend or continue defending against such action, NovaDel shall so notify BioAlliance, and BioAlliance shall have the right, but not the obligation, within thirty (30) days after its receipt of such notice, to intervene and take over the sole defense of the action at its own expense and using counsel of its own choice.

7.5       Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. BioAlliance shall, as a named party to the infringement allegation, have the right to control any defense of any such claim involving alleged infringement of Third Party rights by activities of BioAlliance or its Affiliates or Sublicensees under this Agreement at BioAlliance’s expense, subject to Section 5.3(c), by counsel of BioAlliance’s choice; provided, however, that NovaDel shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. NovaDel shall have the right to control any defense of any such claim involving alleged infringement of Third Party rights by NovaDel’s activities under this Agreement at NovaDel’s expense by counsel of NovaDel’s choice; provided, however, that BioAlliance shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding the foregoing, any defense in any action to the extent there is an

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allegation or claim that a NovaDel Patent is invalid shall be subject to Section 7.4. Neither party shall have the right to enter into any settlement or compromise with respect to any action under this Section 7.4 in a manner that diminishes the rights or interests of the other party without such other party’s prior consent, which consent shall not be unreasonably withheld.

7.6	Trademark Development.

(a)       Trademark. BioAlliance shall have the exclusive right to develop a Trademark to identify Licensed Product to be sold by BioAlliance in the Territory and to promote, market, sell and use Licensed Product in the Territory under the Trademark.

(b)       Ownership Rights, as Between Parties. BioAlliance shall own and shall retain the ownership of the entire right, title and interest in and to the Trademark. NovaDel acknowledges, as between the parties, the exclusive right, title and interest of BioAlliance in and to the Trademark and will not do or cause to be done any act or thing contesting or, in any way, impairing or tending to impair any part of said right, title and interest for the Term and after its expiration. NovaDel will not make any representations or take any actions, which may be taken to indicate that it has any right title or interest in or to the ownership or use of the Trademark except under the terms of this Agreement and acknowledges that nothing contained in this Agreement shall give NovaDel any right, title or interest in or to the Trademark.

(c)       Registration of the Trademark. BioAlliance shall, at its own cost and expense, file in the Territory and endeavor to obtain the registration of the Trademark in the Territory, and when registered, thereafter maintain the applicable Trademark in the Territory at its own expense.

(d)       Reasonable Assistance. NovaDel will supply BioAlliance or its authorized representative with any information which NovaDel reasonably may require and will render any other assistance reasonably required by NovaDel in securing and maintaining the registration(s) of the Trademark in the Territory.

8.	REPRESENTATIONS AND WARRANTIES

8.1       Mutual Representations and Warranties. Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and the execution of this Agreement and the performance of the transactions contemplated by this Agreement by such party do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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8.2       Representations, Warranties and Covenants of NovaDel. Except as set forth on Schedule 8.2, NovaDel represents, warrants and covenants to BioAlliance, as of the Effective Date, as follows:

(a)       Neither NovaDel nor any of its Affiliates has received any written notice from any person, or has knowledge of any actual or threatened claim or assertion that (i) development of Licensed Product, (ii) any of NovaDel’s or its Affiliates’ activities in the development or acquisition of the NovaDel Technology, or (iii) the manufacture, use, offer for sale, sale or import of Licensed Product under the NovaDel Technology, infringes or misappropriates any intellectual property rights of any Third Party (including the claims, if issued, of pending patent applications);

(b)       (i) There is no action or proceeding pending or, to NovaDel’s knowledge, threatened, with respect to Licensed Product or the NovaDel Technology, including with respect to the conduct of any clinical trials, manufacturing activities or other activities involving Licensed Product, or that questions the validity of this Agreement or any action taken by NovaDel in connection with the effectiveness of this Agreement, and (ii) there are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or by an arbitrator) against NovaDel with respect to Licensed Product, or the NovaDel Technology, in either case that is reasonably likely to have a material adverse effect on the rights granted to BioAlliance hereunder;

(c)       To the knowledge of NovaDel, the use of the NovaDel Technology as contemplated by this Agreement, does not infringe any claim of any issued patent or published patent application of any Third Party in the Territory;

(d)       NovaDel is the owner or licensee (with the right to grant sublicenses) of the NovaDel Patents and has the right, power and authority to grant, and is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to BioAlliance herein, and, to NovaDel’s knowledge, there are no licenses, options, restrictions, liens, rights of Third Parties, disputes, proceedings or claims that would restrict the licenses granted to BioAlliance under this Agreement;

(e)       NovaDel has not granted or placed (and during the Term will not grant or place) any liens, security interests and/or other encumbrances in or on the NovaDel Technology that would conflict or interfere (including as due to a default or breach of a third party obligation of NovaDel) with the licenses granted to BioAlliance herein;

(f)        Schedule 1.41 sets forth a true and complete list of all Patents Controlled by NovaDel that claim Licensed Product or use of Licensed Product in the Territory as of the Effective Date;

(g)       None of the NovaDel Patents is currently involved in any interference, reissue, reexamination, or opposition proceeding or has been held by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and neither NovaDel nor any of its Affiliates has received any written notice from any person, or has knowledge, of such actual or threatened proceeding;

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(h)       To NovaDel’s knowledge, there is no unauthorized use, infringement or misappropriation of any of the NovaDel Technology by any Third Party;

(i)        All employees and consultants of NovaDel and its Affiliates who are involved in development activities as contemplated by Section 4.1(a) will have executed written contracts or will otherwise be obligated to protect the Confidential Information of NovaDel, and of any Third Party received through their position with NovaDel, and to vest in NovaDel or its Affiliates exclusive ownership of any NovaDel Technology they invent or develop;

(j)        NovaDel has made available to, or provided, BioAlliance with copies of all Information in NovaDel’s Control regarding Licensed Product and the NovaDel Technology, which NovaDel reasonably believes to be material to assessing the development and commercialization of Licensed Product in the Territory; and

(k)       NovaDel will not amend or waive any rights under any agreement it has with any licensee or sublicensee of rights under the NovaDel Technology in a manner that would adversely affect the rights granted to BioAlliance under this Agreement.

8.3          No Debarment. Neither NovaDel nor any of its Affiliates, nor, to its knowledge, its licensees or sublicensees that has been engaged in development of Licensed Product, has employed, contracted with or retained, and neither party shall employ, contract with or retain, any person directly or indirectly to perform any studies of Licensed Product included or to be included in any applications for Regulatory Approval of other filings made with any Regulatory Authority if such a person (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 C.F.R. § 312.70 or its successor provisions; and if, during the Term, either party or any person employed or retained by it to perform Licensed Product Studies (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, such party shall immediately notify the other party of same.

8.4       Disclaimer. Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, AND IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of Licensed Product or (b) the safety or usefulness for any purpose of the technology provided hereunder.

8.5       Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN

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CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided however, that this Section 8.5 shall not be construed to limit either party’s indemnification obligations under Section 11.

9.	CONFIDENTIALITY

9.1       Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement, any Information or materials furnished to it by the other party pursuant to this Agreement (collectively, “Confidential Information”). Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

9.2       Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party; or (e) is the subject of a written permission to disclose provided by the disclosing party.

9.3       Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

(a)       regulatory filings for Licensed Product as contemplated by this Agreement;

(b)       disclosure to Sublicensees and/or subcontractors BioAlliance has retained for the development and/or commercialization of Licensed Product, provided, in each case, that any such Sublicensee or subcontractor agrees to be bound by terms of confidentiality and non-use at least as stringent to those set forth in this Section 9;

(c)	prosecuting or defending litigation as permitted by this Agreement;

(d)       complying with applicable court orders or governmental regulations; and

(e)       disclosure to Affiliates, potential Sublicensees, Sublicensees, employees, consultants or agents or to other Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, employee,

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consultant, agent or Third Party agrees to be bound by terms of confidentiality and non-use at least as stringent to those set forth in this Section 9.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 9.3(c) or Section 9.3(d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than Commercially Reasonable Efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with any regulatory authority (such as the Securities and Exchange Commission or “Autorite des Marches Financiers”) or as otherwise required by law.

9.4       Publications. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding development activities with respect to Licensed Product, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Each party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation, manuscript or abstract, which includes Confidential Information of the other party. Before any such material is submitted for publication, the publishing party shall deliver a complete copy to the other party at least forty-five (45) days prior to submitting the material to a publisher or initiating any other disclosure. Such other party shall review any such material and give its comments to the party proposing publication within thirty (30) days of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, the reviewing party shall make Commercially Reasonable Efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the presenting party with appropriate comments.

9.5       Publicity. It is understood that the parties intend to issue a press release, joint or separate, according to the parties’ obligations announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the initial press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

10.	TERM AND TERMINATION

10.1     Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until the expiration of the last Royalty Term, unless earlier terminated pursuant to Section 10.2 or 13.9. Following the expiration (but not early termination)

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of the Royalty Term on a country-by-country and Licensed Product-by-Licensed Product basis, BioAlliance shall have a fully paid, perpetual, irrevocable license under Section 3.1.

10.2	Termination.

(a)       Each party shall have the right to terminate this Agreement upon written notice to the other upon the occurrence or after the material breach of this Agreement by the other party if the breaching party has not cured such breach within sixty (60) days (or, with respect to nonpayment, within ten (10) days) following written notice of termination by the non-breaching party; provided, however, that if the allegedly breaching party disputes whether there has been a material breach and initiates the dispute resolution provisions of Section 12, then (subject to the limitation set forth in the following sentence) the time to cure such breach shall toll pending such action and such party shall have until sixty (60) days (or, with respect to nonpayment, ten (10) days) following the determination (or dismissal) of such action to cure such breach. The failure to achieve a Diligence Obligation in accordance with Section 4.6, including the cure period, shall constitute a material breach for which NovaDel shall be entitled to terminate this Agreement pursuant to this Section 10.2(a).

(b)       In the event that NovaDel has materially breached this Agreement and failed to cure such breach as provided in Section 10.2(a), and BioAlliance does not wish to terminate its license hereunder, BioAlliance may, in its discretion, retain its license and seek to have the court determining whether such material breach has occurred assign appropriate relief or damages as may be available at law or in equity.

(c)       NovaDel will be permitted to terminate this Agreement by written notice effective upon receipt if BioAlliance or its Affiliates, directly or indirectly through assistance granted to a Third Party, commence any interference or opposition proceeding, challenge the validity or enforceability of, or oppose any extension of or the grant of a supplementary protection certificate with respect to, any NovaDel Patent (each such action, a “Patent Challenge”). BioAlliance will include provisions in all agreements granting sublicenses of BioAlliance’s rights hereunder providing that if the Sublicensee or its Affiliates undertake a Patent Challenge with respect to any NovaDel Patent under which the Sublicensee is sublicensed, BioAlliance will be permitted to terminate such sublicense agreement. If a Sublicensee of BioAlliance (or an Affiliate of such Sublicensee) undertakes a Patent Challenge of any such NovaDel Patent under which such Sublicensee is sublicensed, then BioAlliance upon receipt of notice from NovaDel of such Patent Challenge will terminate the applicable sublicense agreement. If BioAlliance fails to so terminate such sublicense agreement, NovaDel may terminate BioAlliance’s right to sublicense in the countr(ies) covered by such sublicense agreement and any sublicenses previously granted in such countr(ies) shall automatically terminate. In connection with such sublicense termination, BioAlliance shall cooperate with NovaDel’s reasonable requests to cause such a terminated Sublicensee to discontinue activities with respect to the Licensed Product in such countr(ies).

(d)       BioAlliance reserves the right to terminate this Agreement in its entirety at any time effective upon ninety (90) days prior written notice to NovaDel in the event BioAlliance reasonably believes (i) issues of safety or efficacy (which arise or become more significant following the Effective Date) are reasonably likely to prevent or materially delay

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Regulatory Approval of Licensed Product in the Territory based upon communications from any Regulatory Authority, Information generated from development or commercialization activities with respect to Licensed Product or other similar supporting facts, which shall be provided by BioAlliance to NovaDel, or (ii) that there is a reasonable likelihood that commercialization of Licensed Product in the Territory under the terms set forth in this Agreement and the supply agreement between the parties will not be economically viable due to pricing issues or the competitive market environment in the Territory of safety or efficacy (which arise or become more significant following the Effective Date), as reflected in supporting documentation provided by BioAlliance to NovaDel. Prior to any notice of termination under this Section 10.2(d), the parties will discuss such issues for a period of up to thirty (30) days, which discussions shall include a face-to-face meeting of the Chief Executive Officer of NovaDel and the Chief Executive Officer of BioAlliance if requested by either party. BioAlliance shall have no obligation to develop, promote or sell Licensed Product during either such thirty (30)-day discussion period or such ninety-(90) day notice period, if BioAlliance’s intent to terminate is based upon safety issues, and shall have no obligation to make any milestone payment to NovaDel that may arise during such discussion period or notice period.

10.3	Effect of Expiration or Termination; Surviving Obligations.

(a)       Effect of Termination. Upon termination of this Agreement pursuant to Section 10.2 or 13.9, then in each such event:

(i)        Licenses. All licenses and rights granted herein to BioAlliance shall terminate, except as necessary to enable compliance with Section 10.3(a)(iii);

(ii)       Return of Materials. BioAlliance shall as promptly as commercially practicable transfer to NovaDel or NovaDel’s designee, at BioAlliance’s expense, (A) all of BioAlliance’s right, title and interest in and to the Trademarks, if any (including any goodwill associated therewith) used in connection with commercialization of Licensed Product, any registrations and design patents for any of the foregoing and any internet domain name registrations for such Trademarks and slogans, (B) possession of all material, and ownership of all, Regulatory Documentation relating to the development, manufacture or commercialization of Licensed Product in the Territory that is Controlled by BioAlliance, its Affiliates or its Sublicensees and (C) copies of all data, reports, records and materials in BioAlliance’s possession or Control constituting NovaDel Technology relating to the development, manufacture or commercialization of Licensed Product in the Territory, including all non-clinical and clinical data relating to Licensed Product; provided that NovaDel shall provide commercially reasonable compensation, taking into account the reason(s) for termination, for all of items referenced in clauses (A) and (B) transferred to NovaDel, as negotiated in good faith by BioAlliance and NovaDel;

(iii)      Appointment as Distributor. Following termination and to the extent allowable by applicable laws, BioAlliance shall appoint NovaDel as its exclusive distributor of Licensed Product in the Territory and shall grant NovaDel the right to appoint sub-distributors, until the time as all Regulatory Approvals in the Territory have been transferred to NovaDel;

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(iv)      Third Party Agreements. If NovaDel reasonably requests, and to the extent assignable by BioAlliance, BioAlliance shall transfer to NovaDel any Third Party agreements relating to the development, manufacture or commercialization of Licensed Product to which BioAlliance is a party, provided that NovaDel agrees to assume and perform all obligations arising under such agreements after the date of such assignment;

(v)       Disposition of Inventory. NovaDel shall have the option, exercisable within thirty (30) days following the effective date of such termination, to purchase any inventory of Licensed Product affected by such termination at BioAlliance’s cost of goods therefor. NovaDel may exercise such option by written notice to BioAlliance during such thirty (30) day period. Upon such exercise, the parties will establish mutually agreeable payment and delivery terms for the sale of such inventory. If NovaDel does not exercise such option during such thirty (30) day period, or if NovaDel provides BioAlliance with its intention not to exercise such option, then BioAlliance and its Affiliates and permitted Sublicensees will be entitled, during the period ending on the last day of the sixth (6th) full month following the effective date of such termination, to sell any inventory of Licensed Product that remain on hand as of the effective date of such termination, so long as BioAlliance pays to NovaDel the amounts due on Net Sales, as applicable, in accordance with the terms and conditions set forth in this Agreement; and

(vi)      Cooperation. BioAlliance shall execute all documents and take all such further actions as may be reasonably requested by NovaDel in order to give effect to the foregoing clauses (i) through (v).

(b)       Return of Confidential Information. Within thirty (30) days following the expiration or termination of this Agreement, each party shall deliver to the other party any and all Confidential Information of such party then in its possession; provided that BioAlliance shall be entitled to continue to utilize the NovaDel Confidential Information to the extent provided in Section 10.3(a), and NovaDel shall be entitled to continue to utilize the BioAlliance Confidential Information to continue the Exploitation of Licensed Product.

(c)       Surviving Obligations. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement:

Section 1 – Definitions

Section 6.5 – Withholding Taxes

Section 6.6 – Records; Audits

Section 7.1 – Ownership of Intellectual Property

Section 8.4 – Disclaimer

Section 8.5 – Limitation of Liability

Section 9.1 – Confidentiality

Section 9.2 – Exceptions

Section 9.3 – Authorized Disclosure

Section 9.4 – Publications

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Section 10.1 – Term (last sentence only in the event of expiration but not termination)

Section 10.3 – Effect of Expiration or Termination; Surviving Obligations

Section 10.4 – Damages; Relief

Section 10.5 – Rights in Bankruptcy

Section 11 – Indemnification

Section 12 – Dispute Resolution

Section 13 – General Provisions

10.4     Damages; Relief. Termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

10.5     Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that as a licensee of such rights under this Agreement, the licensee will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party, the other party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the bankrupt party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under subsection (a) above, following the rejection of this Agreement by or on behalf of the bankrupt party upon written request therefor by the other party.

11.	INDEMNIFICATION

11.1     Indemnification by NovaDel. NovaDel hereby agrees to save, defend and hold BioAlliance and its Affiliates and their respective directors, officers, employees and agents (each, a “BioAlliance Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any BioAlliance Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of:

(a)       the breach by NovaDel of any warranty, representation, covenant or agreement made by NovaDel in this Agreement;

(b)       the negligence or willful misconduct or willful omissions by NovaDel or its Affiliates in the performance of its obligations under this Agreement;

(c)       actual or asserted violations of applicable laws by NovaDel or its Affiliates in connection with this Agreement, or

(d)       the Exploitation of Licensed Product by NovaDel or its Affiliates, licensees or sublicensees outside the Territory;

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except, in each case, to the extent such Losses are subject to indemnification by BioAlliance under Section 11.2.

11.2     Indemnification by BioAlliance. BioAlliance hereby agrees to save, defend and hold NovaDel and its Affiliates and their respective directors, officers, employees and agents (each, a “NovaDel Indemnitee”) harmless from and against any and all Losses to which any NovaDel Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of:

(a)       the breach by BioAlliance of any warranty, representation, covenant or agreement made by BioAlliance in this Agreement;

(b)       the negligence or willful misconduct or willful omissions by BioAlliance or its Affiliates or permitted Sublicensees in the performance of its obligations under this Agreement;

(c)       actual or asserted violations of applicable laws by BioAlliance or its Affiliates or permitted Sublicensees in connection with this Agreement; or

(d)       any allegation that use of the Trademark by BioAlliance or its Affiliates or permitted Sublicensees infringes the rights of a Third Party; or

(e)       the development, registration, use, promotion, marketing, distribution, sale, offer for sale, import or export of Licensed Product by BioAlliance or its Affiliates or permitted Sublicensees in the Territory (provided that intellectual property infringement claims, which shall be governed by Section 7) or the use of the Licensed Product by any person;

except, in each case, to the extent such Losses are subject to indemnification by NovaDel under Section 11.1 and under the supply agreement between the parties.

11.3	Indemnification Procedure.

(a)       Notice of Claim. The indemnified party shall give the indemnifying party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified party intends to base a request for indemnification under Section 11.1 or Section 11.2, but in no event shall the indemnifying party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The indemnified party shall furnish promptly to the indemnifying party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a party, its Affiliates or their respective directors, officers, employees and agents shall be made solely by such party (the “Indemnified Party”).

(b)       Third Party Claims. The obligations of an indemnifying party under this Section 11 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 11.1 or Section 11.2 (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

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(i)        Control of Defense. At its option, the indemnifying party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying party shall not be construed as an acknowledgment that the indemnifying party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying party of any defenses it may assert against any Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying party. In the event the indemnifying party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim. Should the indemnifying party assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party or any other Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying party in its defense of the Third Party Claim with respect to such Indemnified Party.

(ii)       Right to Participate in Defense. Without limiting Section 11.3(b)(i), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (A) the employment thereof has been specifically authorized by the indemnifying party in writing or (B) the indemnifying party has failed to assume the defense and employ counsel in accordance with Section 11.3(b)(i) (in which case the Indemnified Party shall control the defense).

(iii)      Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying party has assumed the defense of the Third Party Claim in accordance with Section 11.3(b)(i), the indemnifying party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying party. Regardless of whether the indemnifying party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to,

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or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

(iv)      Cooperation. Regardless of whether the indemnifying party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(v)       Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying party, without prejudice to the indemnifying party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the Indemnified Party.

11.4     Insurance. Each party shall maintain, at its own expense, product liability insurance (or self-insure) in an amount consistent with industry standards during the Term and shall name the other party as an additional insured with respect to such insurance. Each party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other party upon request.

12.	DISPUTE RESOLUTION

12.1     Disputes. The parties recognize that disputes as to certain matters arising under this Agreement may arise from time-to-time. It is the objective of the parties to seek to resolve any issues or disputes arising under this Agreement in an expedient manner and, if at all possible, without resort to litigation, and to that end the parties agree to abide by the procedures set forth in this Section 12 to resolve any such issues or disputes. The parties initially shall attempt to settle any such issue or dispute through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the dispute.

12.2     Escalation. Prior to taking action as provided in Section 12.3, the parties shall first submit such dispute to the Chief Executive Officer of BioAlliance and the Chief Executive Officer of NovaDel (collectively, the “Executives”), or their respective designated representative who shall be a senior executive officer with authority to settle the applicable issue or dispute, for resolution. The Executives to whom any dispute is submitted shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed twenty (20) calendar days, unless the Executives mutually agree in writing to extend such period of negotiation. Such twenty (20)-calendar day period shall be deemed to commence on the date

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the dispute was submitted to the Executives. If the Executives are unable to resolve the dispute, then the parties may submit the dispute to arbitration as set forth in Section 12.3. All negotiations pursuant to this Section 12.2 shall be confidential, and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

12.3     Binding Arbitration. Any dispute arising from or relating to this Agreement shall be finally determined before a tribunal of three arbitrators in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). One arbitrator shall be selected by NovaDel, one arbitrator shall be selected by BioAlliance and the third arbitrator shall be selected by mutual agreement of the first two arbitrators or by the AAA, if the arbitrators appointed by the parties are unable to select a third arbitrator within thirty (30) days.

12.4     Court Actions. Notwithstanding the above, to the full extent allowed by law, either party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect the parties’ rights or enforce the parties’ obligations under this Agreement pending final resolution of any claims related thereto in an arbitration proceeding as provided above. In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights. The parties shall use their Commercially Reasonable Efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently and cost-effectively as possible.

13.	GENERAL PROVISIONS

13.1     Governing Law. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law.

13.2     Entire Agreement; Modification. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including that certain Confidentiality Agreement between the parties dated December 20, 2006; provided that all information disclosed pursuant to the terms of such agreement shall be deemed Confidential Information for purposes of this Agreement and subject to the confidentiality provisions contained herein. No rights or licenses with respect to any intellectual property of either party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

13.3     Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a

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legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

13.4     Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

13.5     Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent:

(a)       in connection with the transfer or sale of all or substantially all of the business of such party relating to Licensed Product to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder; or

(b)       to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

13.6     No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it other than as expressly provided in Section 11.

13.7     Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

13.8     Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon

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the earliest of: (a) the date of actual receipt; (b) if mailed, three days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to NovaDel, notices must be addressed to:

NovaDel Pharma, Inc.

25 Minneakoning Road

Flemington, NJ 08822, USA

Attention: President and Chief Executive Officer

Telephone: 908.782.3431

Facsimile: 908.806.7624

With a required copy to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Attention: David G. Glazer, Esq.
Telephone: 609.919.6624
Facsimile: 609.919.6701

If to BioAlliance, notices must be addressed to:

BioAlliance Pharma SA

49, boulevard du Général Martial Valin, 1st Floor

75015 Paris, France

Attention: Chief Executive Officer

Telephone: +33 145 58 71 02

Facsimile: +33 145 58 08 81

with a copy to:

BioAlliance Pharma SA

49, boulevard du Général Martial Valin, 1st Floor

75015 Paris, France

Attention: General Counsel

Telephone: +33 145 58 71 03

Facsimile: +33 145 58 08 81

13.9     Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than payment obligations) by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not

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caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three (3) month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 10.3, 10.4 and 10.5.

13.10	Interpretation.

(a)       Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)       Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)       Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d)       Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e)       Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

(f)        English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

13.11   Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this LICENSE AGREEMENT as of the Effective Date.

BIOALLIANCE PHARMA SA		NOVADEL PHARMA, INC.

By:	/s/ DOMINIQUE COSTANTINI M.D.	By:	/s/ STEVEN RATOFF
Name:	Dominique Costantini M.D.	Name:	Steven Ratoff
Title:	Chairman of the Board and CEO	Title:	Chairman, Interim President & CEO

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SCHEDULE 1.41

NovaDel Patents

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SCHEDULE 1.53

Territory

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SCHEDULE 5.1

May 19, 2008

BioAlliance Pharma SA

ATTN: Finance Department

49, boulevard due General Martial Valin

1st Floor

75015 Paris, France

Invoice No:	08-001

This invoice represents the up front fee due to NovaDel Pharma Inc. (“NovaDel”) within five (5) business days after the execution of the License Agreement dated May 19, 2008, by and between NovaDel and BioAlliance Pharma SA (“BioAlliance”), as defined in Section 5.1 (“Fees and Payments – Up Front Fee”) of the License Agreement.

TOTAL INVOICE	$3,000,000 USD

This amount is due on the Effective Date of the License Agreement. The payment should be made by wire, with wire instructions attached to this invoice.

Wire Instructions

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SCHEDULE 8.2

Disclosure Schedule

No disclosures

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